SUB-ITEM 77C: Matters submitted to a vote of security holders

The following proposals were addressed and approved at a Special Meeting of Shareholders held on October 3, 2017.

1.   TO CONSIDER AND VOTE ON THE AGREEMENT AND PLAN OF SUBSTITUTION FOR THE HIMCO VIT AMERICAN FUNDS ASSET ALLOCATION FUND BY THE SHAREHOLDERS OF SUCH FUND.

SHARES VOTED

FOR                      3,620,748.034

AGAINST                426,869.961

ABSTAIN                170,356.210

TOTAL                 4,217,974.205

2.   TO CONSIDER AND VOTE ON THE AGREEMENT AND PLAN OF SUBSTITUTION FOR THE HIMCO VIT AMERICAN FUNDS BLUE CHIP INCOME AND GROWTH FUND BY THE SHAREHOLDERS OF SUCH FUND.

SHARES VOTED

FOR                      3,124,550.729

AGAINST                 59,171.995

ABSTAIN                400,610.111

TOTAL                 3,584,332.835

3.   TO CONSIDER AND VOTE ON THE AGREEMENT AND PLAN OF SUBSTITUTION FOR THE HIMCO VIT AMERICAN FUNDS BOND FUND BY THE SHAREHOLDERS OF SUCH FUND.

SHARES VOTED

FOR                      13,001,779.001

AGAINST                 342,951.795

ABSTAIN                 821,391.764

TOTAL                 14,166,122.560

4.   TO CONSIDER AND VOTE ON THE AGREEMENT AND PLAN OF SUBSTITUTION FOR THE HIMCO VIT AMERICAN FUNDS GLOBAL BOND FUND BY THE SHAREHOLDERS OF SUCH FUND.

                              SHARES VOTED

FOR                      1,096,393.269

AGAINST                 16,170.387

ABSTAIN                  87,628.128

TOTAL                 1,200,191.784

5.   TO CONSIDER AND VOTE ON THE AGREEMENT AND PLAN OF SUBSTITUTION FOR THE HIMCO VIT AMERICAN FUNDS GLOBAL GROWTH FUND BY THE SHAREHOLDERS OF SUCH FUND.

                              SHARES VOTED

FOR                      2,172,419.027

AGAINST                 17,675.078

ABSTAIN                219,791.317

TOTAL                 2,409,885.422

6.   TO CONSIDER AND VOTE ON THE AGREEMENT AND PLAN OF SUBSTITUTION FOR THE HIMCO VIT AMERICAN FUNDS GLOBAL GROWTH AND INCOME FUND BY THE SHAREHOLDERS OF SUCH FUND.

                              SHARES VOTED

FOR                      4,436,131.525

AGAINST                  95,181.424

ABSTAIN                293,658.196

TOTAL                 4,824,971.145

7. TO CONSIDER AND VOTE ON THE AGREEMENT AND PLAN OF SUBSTITUTION FOR THE HIMCO VIT AMERICAN FUNDS GLOBAL SMALL CAPITALIZATION FUND BY THE SHAREHOLDERS OF SUCH FUND.

                                SHARES VOTED

FOR                       4,655,925.806

AGAINST                120,060.231

ABSTAIN                357,425.206

TOTAL                 5,133,411.243

8. TO CONSIDER AND VOTE ON THE AGREEMENT AND PLAN OF SUBSTITUTION FOR THE HIMCO VIT AMERICAN FUNDS GROWTH FUND BY THE SHAREHOLDERS OF SUCH FUND.

                               SHARES VOTED

FOR                      26,664,149.935

AGAINST                 756,010.984

ABSTAIN              2,303,346.462

TOTAL                 29,723,507.381

9. TO CONSIDER AND VOTE ON THE AGREEMENT AND PLAN OF SUBSTITUTION FOR THE HIMCO VIT AMERICAN FUNDS GROWTH-INCOME FUND BY THE SHAREHOLDERS OF SUCH FUND.

                               SHARES VOTED

FOR                      14,052,275.269

AGAINST                 399,208.099

ABSTAIN                 997,439.499

TOTAL                15,448,922.867

10. TO CONSIDER AND VOTE ON THE AGREEMENT AND PLAN OF SUBSTITUTION FOR THE HIMCO VIT AMERICAN FUNDS INTERNATIONAL FUND BY THE SHAREHOLDERS OF SUCH FUND.

                               SHARES VOTED

FOR                      14,868,533.772

AGAINST                 446,992.213

ABSTAIN              1,432,277.036

TOTAL                 16,747,803.021

11. TO CONSIDER AND VOTE ON THE AGREEMENT AND PLAN OF SUBSTITUTION FOR THE HIMCO VIT AMERICAN FUNDS NEW WORLD FUND BY THE SHAREHOLDERS OF SUCH FUND.

                               SHARES VOTED

FOR                       2,954,246.414

AGAINST                    8,974.877

ABSTAIN                240,904.897

TOTAL                 3,204,126.188